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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): December 1, 1997
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                           CITYSCAPE FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)


         DELAWARE                     0-27314                11-2994671
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State or Other Jurisdiction          Commission            (IRS Employer
     of Incorporation                File Number         Identification No.)


  565 Taxter Road, Elmsford, New York                        10523-5200
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(Address of Principal Executive Offices)                      Zip Code


      Registrant's telephone number, including area code: (914) 592-6677
                                                           -------------

                      ------------------------------------
                         Former name or former address,
                          if changed since last report
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Item 5.   Other Events.

     On December 1, 1997, Cityscape Financial Corp. (Nasdaq: CTYS) (the "Company") received from the Director General of Fair Trading from the United Kingdom's Office of Fair trading (the "OFT") "Non-Status Lending Guidelines for Lenders and Brokers Revised November 1997" (the "Revised Non-Status Guidelines") that are applicable to mortgage lenders like City Mortgage Corporation Limited, the Company's indirect wholly-owned subsidiary in the United Kingdom, that focus on lending to individuals who are unable or unwilling to obtain mortgage financing from conventional mortgage sources. The Revised Non-Status Guidelines revise the guidelines issued by the OFT in July 1997 (the "July Non-Status Guidelines"). In addition, on December 2, 1997, the Company received a letter from the OFT (the "OFT Letter") expressing the OFT's views on the Company's compliance with the Unfair Terms in Consumer Contracts Regulations 1994 (the "Consumer Contracts Regulations") with respect to loans originated by the Company prior to August 1997.


Background

     The Company's UK mortgage lending business is subject to regulations promulgated under the United Kingdom Consumer Credit Act 1974 (the "CCA") applicable to loans ("regulated loans") made to individuals or partnerships with principal balances of pound sterling 15,000 or less (loans with principal balances in excess of pound sterling 15,000 are not regulated under the CCA). The Director General of the OFT has the responsibility under the CCA for the granting of consumer credit licenses to mortgage lenders and for subsequent monitoring of their activities to ensure continued fitness to hold such licenses. In March 1997, the Company received a letter from the OFT stating that, when determining the fitness of licensees, the OFT will consider whether the licensee or its associates have engaged in business practices which appear to be inappropriate, regardless of their legality. The Company believes the letter was also sent to other lenders, as well as intermediaries and other entities involved directly or indirectly in the non-status lending market. The letter specifically sets forth certain practices deemed by the OFT to fall within such categories, including the appropriateness of standard/concessionary rate structures, as well as the calculation of prepayments using the Rule of 78s method. Following receipt of the letter, the Company commenced a review and evaluation of its practices with respect to each issue raised in the letter and entered into discussions with the OFT regarding its concerns raised in the letter.

     The July Non-Status Guidelines highlighted some of the main practices that the OFT considered to be inappropriate, whether or not lawful. The OFT stated that if lenders and/or brokers continue these practices, the OFT will take regulatory action against them. The majority of these practices were either (i) not applicable to the Company's UK operations or (ii) practices in which the Company believed itself to be in compliance or easily able to modify its operations in order to comply with the July Non-Status Guidelines. In the July Non-Status Guidelines, however, the OFT announced that (i) dual interest rates structures involving a large differential between the two interest rates are inappropriate and should be discontinued and (ii) the Rule of 78s method of calculating prepayments is inappropriate in the non-
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status lending market, should be discontinued at the earliest opportunity and should not be applied to existing loan agreements without some form of cap to ensure payments were not excessive. Furthermore, the July Non-Status Guidelines stressed that lenders who wish to recoup administrative costs associated with defaults should do so in accordance with a published scale of charges and with respect to prepayments, charges for early redemption should do no more than cover the lender's unrecovered administrative and other costs incurred to the date of prepayment.

     The Company has eliminated the concessionary/standard rate in its new loan programs and replaced it with a single rate. The average single rate that the Company charges is higher than the average concessionary rate and lower than the average standard rate that the Company had charged previously. Since August 1997, the Company discontinued originating loans that calculate prepayments using the Rule of 78s method. The Company is calculating prepayments using alternative methods in accordance with the July Non-Status Guidelines.

     During the first half of 1997, the Company commenced broadening its UK product offerings with products that calculate prepayments without using the Rule of 78s. The elimination of the concessionary/standard rate structure and Rule of 78s method has had a negative impact on profit margins for the Company's UK loans which could have a material adverse effect in future periods on the Company's results of operations and financial condition, especially if the Company is unsuccessful in its product-broadening efforts.

     The Company has been in discussions with the OFT regarding the effect of the July Non-Status Guidelines on the Company's UK loans that were originated prior to the issuance of such guidelines.

Revised Non-Status Guidelines and OFT Letter

     In the Revised Non-Status Guidelines, the OFT announced revisions to the July Non-Status Guidelines, some of which affect a significant portion of the Company's loans that were originated prior to the issuance of such guidelines.

     With respect to loans that provide for dual interest rates, it is the OFT's belief that dual interest rate structures (i) may be unenforceable through the courts where the sum payable from the higher rate exceeds a genuine estimate of the lender's loss arising from a breach of the borrower's contractual duty and
(ii) in substance provide for payment of compensation upon a breach of an obligation and may be challenged under the Consumer Contracts Regulations as unfair and non-binding on the borrower if such compensation is disproportionately high.

     With respect to unregulated loans that provide for the Rule of 78s method for calculating prepayments (regulations currently promulgated under the CCA specify the use of Rule of 78s for calculating prepayments for regulated loans), it is the OFT's belief that such calculation similarly may result in a borrower paying a

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disproportionately high sum to redeem a mortgage and may be challenged under the
Consumer Contracts Regulations as being unfair and therefore non-binding on the borrower.

          The Consumer Contracts Regulations set forth various terms which are considered unfair in consumer contracts and therefore can be challenged as unenforceable against the consumer. In the Revised Non-Status Guidelines, the OFT has stated that it believes dual interest rate structures and Rule of 78s calculations are two such unfair terms. The Company believes that the standard/concessionary rate and Rule of 78 provisions in its existing loans are fair and enforceable; however, no assurance can be given in this regard due to the fact that courts in the UK have not yet decided the issue. Furthermore, even if UK courts were to find these provisions enforceable, there can be no assurance that the Company would be able to continue to enforce these provisions of its loan contracts due to the OFT's view of such provisions and the OFT's ability to revoke the Company's consumer credit license in the UK if it believes the Company's practices are unfair despite their legality. Moreover, in the OFT Letter, the OFT has requested assurances from the Company, on or before December 16, 1997, that it will discontinue with respect to its existing loans the use of certain contract terms, including the Rule of 78s for unregulated loans and the standard/concessionary rate structure and the OFT has stated that, in the absence of receipt of suitable assurances, it will seek an injunction intended to restrain the Company from using such terms.

          Although the Company is still in the process of evaluating the Revised Non-Status Guidelines and the OFT Letter and cannot at this time quantify their impact, the Company (i) does not believe that the $15 million valuation allowance that was taken in the second quarter of 1997 to increase reserves related to recorded mortgage servicing receivables will be sufficient to offset any negative impact that the Revised Non-Status Guidelines and the OFT Letter may have on the carrying value of the Company's recorded mortgage servicing receivables and (ii) anticipates that, as a result of such guidelines and letter, the value of the Company's mortgage servicing receivables in the UK will be materially impaired which will have a material adverse effect on the Company's operating results for the fourth quarter of 1997 and the Company's financial condition.

          Cityscape Financial Corp. is a consumer finance company that, through its wholly-owned subsidiaries, Cityscape Corp. and City Mortgage Corporation Limited, is engaged in the business of originating, purchasing, selling and servicing mortgage loans in the United States and the United Kingdom, secured primarily by one- to four-family residences.

          Cityscape was founded in 1985 and is headquartered in Elmsford, New York with regional processing offices in California, Georgia, Illinois and Virginia.

          This report on Form 8-K contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including, but not limited to, risks related to operations in the UK, liquidity and negative cash flows, uncertainty as to availability of funding sources, dependence on securitizations, potential changes in valuations of interest-only and residual certificates and mortgage servicing receivables, risks of adverse economic conditions, risks related to recent expansion and product extension, competition, and other risks detailed from time to time in the Company's SEC reports. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CITYSCAPE FINANCIAL CORP.
                                              (Registrant)



                                        By:   /s/ Robert C. Patent
                                            ---------------------------
                                        Name:  Robert C. Patent
                                        Title: Executive Vice President

Dated: December 5, 1997